Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

New Source Energy Partners L.P.

Oklahoma City, Oklahoma

We hereby consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-186673) of New Source Energy Partners L.P. of our report dated June 14, 2013, relating to the statements of revenues and direct operating expenses of the Acquisition Properties for the years ended December 31, 2011 and 2012, which appears in this Form 8-K/A.

/s/ BDO USA, LLP

Austin, Texas

June 14, 2013